EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

DORANETTI MUSIC INC.
29B Patiky Street
Kings Park, New York
11754

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of DORANETTI MUSIC INC. (the "Company") at a price of $0.15 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: DORANETTI MUSIC INC.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/Tax I.D.

Number of Shares Purchased         Total Subscription Price

______________________          ________________________

Form of Payment:

Cash _________________

Check# _______________

Other ________________

ACCEPTED THIS _____ DAY OF ________________, _______.

DORANETTI MUSIC INC.

BY: ____________________________

Title: ___________________________